UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.86 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2025, Reliance Global Group, Inc. (the “Company”), Fortman Insurance Services, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company (the “Seller”), and Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of the assets of its insurance agency business (the “Fortman Business”) to the Purchaser for aggregate cash consideration of $5,000,000 (the “Transaction”).

The assets sold pursuant to the Purchase Agreement included the Seller’s book of business, accounts, rights to renewal commissions and entitlements arising from new or renewal insurance business after July 1, 2025 (the “Effective Date”), as well as associated goodwill, leasehold interests, intellectual property (including the Fortman Insurance Services and Fortman Insurance Agency names), and other tangible and intangible assets used in the Fortman Business. The Transaction excluded, among other things, Seller’s pre-Effective Date cash and cash equivalents, and other specified excluded assets and liabilities.

The Transaction closed on July 7, 2025, and was effective as of 12:01 a.m. Eastern Time on July 1, 2025 and the Purchase Agreement includes customary representations, warranties, indemnities, and restrictive covenants.

The Company intends to use the proceeds from the sale of the Fortman Business to repay a portion of its outstanding indebtedness. On July 10, 2025, the Company issued a press release announcing that it had used the proceeds of the Transaction to reduce its outstanding debt by approximately 50%, thereby decreasing its annual debt service obligations by over $1.8 million.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Copies of the press releases announcing the closing of the transaction and related debt reduction are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are also incorporated herein by reference.

The information contained in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2025, the Compensation Committee of the Board of Directors of the Company approved an increase in the annual base salary of Ezra Beyman, the Company’s Chief Executive Officer and Chairman of the Board, from $425,000 to $513,000, effective as of such date. The Compensation Committee also approved an annual bonus of $593,000 for Mr. Beyman, payable in 12 equal monthly installments beginning in July 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, between the Company, Fortman Insurance Services, LLC and Fortman Insurance Agency, LLC, dated July 7, 2025.
99.1	Press Release, dated July 8, 2025
99.2	Press Release, dated July 10, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: July 11, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer